UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or incorporation of organization)	46-5211056 (IRS Employer Identification No.)

22211 W Interstate 10, Suite 1206 San Antonio, Texas (210) 698-5334 (Address of Principal Executive Offices)	78257 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.007	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-264463.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

bioAffinity Technologies, Inc. (the “Company”) hereby incorporates by reference herein the description of its common stock, par value $0.007 (the “Common Stock”), to be registered hereunder, set forth under the heading “Description of Securities—Common Stock” in the Company’s Amendment No. 3 to Form S-1 (File No. 333-264463), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 28, 2022, which amended the Company’s initial Registration Statement on Form S-1, originally filed with the Commission on April 25, 2022, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (each, a “Rule 424(b) Prospectus”), which information shall be deemed to be incorporated herein by reference.

The description of the Tradeable Warrants to purchase Common Stock (the “Tradeable Warrants”) of the Company, to be registered hereunder, is contained in the section titled “Description of Securities—Warrants—Warrants to Be Issued in the Offering” in the Company’s Amendment No. 3 to Form S-1 and any Rule 424(b) Prospectus, which information shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 2, 2022	bioAffinity Technologies, Inc.

	By:	/s/ Maria Zannes
	Name:	Maria Zannes
	Title:	President and Chief Executive Officer

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